Exhibit 20.2

ARRAN  FUNDING  LIMITED - SERIES 05-B

FORM  OF  MONTHLY  SERVICER'S REPORT

Bloomberg Ticker Number:                             ARRAN2005

Arran Funding Limited - Series:                      05-B

ABS - Credit Card - Bank, Closing Date:              December 15, 2005

As at:                                                      April 16, 2007

                    RATING (S&P/moodys/fitch)        POOLFACTOR          PAY        NEXT PAY                     COUPON
TRANCHE   CURRENCY     ORIGINAL       CURRENT     ORIGINAL   CURRENT  FREQUENCY       DATE           BASIS                  CURRENT
----------------------------------------------------------------------------------------------------------------------------------
Class A1     USD    AAA /Aaa/AAA    AAA /Aaa/AAA    100%    100%    Quarterly   15 Jun 2007 3 Mth $ LIBOR       + 0.05%   5.40000%
Class A2     EUR    AAA /Aaa/AAA    AAA /Aaa/AAA    100%    100%     Monthly    15 May 2007 1 Mth EURIBOR       + 0.09%   3.94600%
Class A3     GBP    AAA /Aaa/AAA    AAA /Aaa/AAA    100%    100%    Quarterly   15 Jun 2007 3 Mth (pound) LIBOR + 0.09%   5.61875%
Class B3     GBP       A/A1/A          A/A1/A       100%    100%    Quarterly   15 Jun 2007 3 Mth (pound) LIBOR + 0.26%   5.78875%
Class C1     USD     BBB/Baa2/NR    BBB/Baa2/NR     100%    100%    Quarterly   15 Jun 2007 3 Mth $ LIBOR       + 0.40%   5.75000%
Class C3     GBP     BBB/Baa2/NR    BBB/Baa2/NR     100%    100%    Quarterly   15 Jun 2007 3 Mth (pound) LIBOR + 0.46%   5.98875%

    Scheduled start of Controlled Accumulation Period:           1 June, 2009
    Expected maturity:                                           15 December, 2010
    Legal final maturity:                                        15 December, 2012
    Structure:                                                   Sr/sub Seq Pay
    Tax Election:                                                Debt
    Amort. Type:                                                 Soft Bullet
    Transferors:                                                 The Royal Bank of Scotland plc / National Westminster Bank plc
    Originators:                                                 The Royal Bank of Scotland plc / National Westminster Bank plc
    Servicer:                                                    RBS Cards, a division of The Royal Bank of Scotland plc
    Trustee:                                                     Bank of New York (The)
    Underwriter:                                                 The Royal Bank of Scotland plc

Pool Performance


===========================================================================================================
Month end       Gross    Expense       Gross Charge      Excess          Excess         Transferor Interest
              Yield (%) Rate (%)       Off Rate (%)    Spread (%)      Spread (%)           %        Min %
                                                                     Roll 1/4 Ave
Mar 31, 2007   20.86%     6.63%              8.96%       5.27%           6.05%          34.99%         6%
Feb 28, 2007   18.30%     5.88%              6.60%       5.82%           6.09%          37.02%         6%
Jan 31, 2007   20.92%     6.26%              7.61%       7.05%           6.11%          39.42%         6%
Dec 31, 2006   19.19%     6.46%              7.34%       5.39%           5.78%          41.40%         6%
Nov 30, 2006   19.49%     6.00%              7.62%       5.87%           5.41%          40.72%         6%
Oct 31, 2006   20.51%     5.79%              8.66%       6.06%           5.24%          41.87%         6%
===========================================================================================================

Delinquencies (Principal Receivables Which are 30 Days or More Past Due)
================================================================================
                                 (% Pool)
              -------------------------------------------------------------
Month end     30-59 days    60-89 days    90-179 days   180+ days     Total
---------     ----------    ----------    -----------   ---------     -----

Mar 31, 2007    1.25%         0.98%          2.50%         3.82%      8.55%
Feb 28, 2007    1.23%         0.96%          2.48%         3.79%      8.46%
Jan 31, 2007    1.20%         0.96%          2.42%         3.67%      8.25%
Dec 31, 2006    1.20%         0.97%          2.36%         3.57%      8.09%
Nov 30, 2006    1.24%         0.96%          2.40%         3.56%      8.16%
Oct 31, 2006    1.24%         0.95%          2.39%         3.48%      8.05%
================================================================================


Payment Rate
================================================================================

                        Payments                          Pool Balance
                --------------------------------          -------------
Month End       Total ((pound)000)     Rate (%)            (pound)000
Mar 31, 2007         1,161,276         24.32%               4,618,333
Feb 28, 2007         1,023,326         21.05%               4,775,517
Jan 31, 2007         1,270,169         25.27%               4,861,604
Dec 31, 2006         1,103,209         22.21%               5,026,446
Nov 30, 2006         1,200,831         23.71%               4,967,182
Oct 31, 2006         1,138,033         23.88%               5,063,743
================================================================================


================================================================================
Average Actual Balance:                               (Pound) 961

Number of Accounts:                                     4,804,420
================================================================================

IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 16th day of April, 2007


---------------------------------------------
The Royal Bank of Scotland plc, as Servicer
Patrick Neville
Chief Financial Officer, Cards Business